Exhibit 10.14

Customer Agreement Form

Interactive Brokers Fully Disclosed Gearing Agreement

Pursuant to Financial Industry Regulatory Authority (“FINRA”) Rule 4311, this Fully Disclosed Clearing Agreement (“Agreement”) is entered into by and between Interactive Brokers LLC, a limited liability company that is duly organized and existing under the laws of the State of Connecticut, with a principal place of business located in Greenwich, Connecticut (“Interactive”) and Top Capital Partners (“Introducing Broker”) (collectively “the Parties”).

WHEREAS, Introducing Broker desires to introduce accounts to Interactive on a fully disclosed basis (“Fully Disclosed Accounts” or “Accounts”);

WHEREAS, Interactive desires to provide execution and clearing services for the fully disclosed accounts, subject to the terms and conditions of this Agreement;

NOW THEREFORE, for and in consideration of the mutual promises, covenants and agreements contained in this Agreement and other good and valuable consideration, the sufficiency of which the Parties hereby acknowledge, and intending to be legally bound by this Agreement, the Parties agree as follows:

1.         Establishment of the Accounts and Approval of Agreement: Fully Disclosed Accounts shall be established and maintained in conformity with any and all applicable laws, rules, and regulations promulgated by the United States government or any state or municipal government thereof, or any country other than the United States (or comparable subdivision thereof), or any constitution, by-law, rule, regulation or instrument corresponding to the foregoing or stated policy or practice of any relevant exchange or association or other regulatory or self-regulatory body or agency having jurisdiction (the “Laws and Regulations”). If securities or equity options will be traded in the Account, this Agreement shall be subject to the approval of FINRA and Interactive shall submit the Agreement to FINRA. Introducing Broker shall submit the Agreement to any other organization from which approval is required.

2.         Applicable Fully Disclosed Accounts: This Agreement shall apply to all Fully Disclosed Accounts introduced by Introducing Broker and carried by interactive and any separate proprietary accounts of the Introducing Broker. Introducing Broker represents that all information provided by the Introducing Broker to Interactive in the application process is true and correct.

3.         Allocation of Responsibilities: Introducing Broker shall introduce Customers to Interactive on a fully disclosed basis pursuant to the terms and conditions of this Agreement. The Fully Disclosed Accounts shall be carried in the name of the Fully Disclosed Customers. Responsibilities of the Parties shall be allocated as set forth below. To the extent that a particular function is allocated to one party under this Agreement, the other party shall supply that party with information in its possession pertinent to the proper performance and supervision of that function.

A.       Opening, Approval and Monitoring of Fully Disclosed Accounts

1.         Interactive shall be responsible for the opening, approval, monitoring and supervision of the Fully Disclosed Customer Accounts.

2.         Interactive shall not have any discretionary authority with respect to any Fully-Disclosed Account. Introducing Broker may have discretionary authority with respect to Fully-Disclosed Accounts and shall supervise such accounts in accordance with the Laws and Regulations.

3.         Interactive shall: (a) verify Customers’ identities; (b) obtain certain information from each Customer (e.g., financial information and investment objectives) to determine whether the Customer satisfies Interactive’s criteria for establishing a brokerage account and trading the investment products requested by Customer: (c) approve or disapprove the opening of the account; and (d) maintain those new account records related to the foregoing that are required by applicable Laws and Regulations, Introducing Broker shall be solely and exclusively responsible for: (i) satisfying all other “know your customer,” suitability and sales practice requirements including, without limitation, all requirements related to any investment advice, investment recommendations, solicitation of orders, discretionary trading authority or any other service that the Introducing Broker may provide to Customer and (ii) maintaining all new account records related thereto that are required by the Laws and Regulations.

4.         Interactive shall not permit a Customer who is an affiliated person, officer, director, or employee of a U.S. securities broker or dealer, introducing broker, futures commission merchant, exchange, market or clearing house to effect transactions through a Fully Disclosed Account unless proper documentation is received by Interactive. Without limiting the generality of the foregoing, with respect to any Customer who is an employee of the foregoing, Interactive shall obtain approval of the Customer’s employer to open the Fully-Disclosed Account.

B.       Required Disclosures:

1.         Interactive shall be responsible for providing Customers with any disclosures required under U.S. Laws and Regulations and any rules or regulations of FINRA or other exchanges or self-regulatory organizations of which Interactive is a member. If Introducing Broker is required under its home country Laws and Regulations or the home country Laws and Regulations of Customers to provide certain disclosures, Introducing Broker will be responsible for providing such disclosures.

2.         Interactive shall notify each Customer of the existence of this Clearing Agreement and of the relationship between Interactive and Introducing Broker.

C.       Investment Advice: Representatives of Interactive are not authorized to provide investment, tax or trading advice or to solicit orders, and none of the information, research or other material provided by Interactive or on Interactive’s website constitutes a recommendation by Interactive or a solicitation to buy or sell securities, options, futures or other investment products. Introducing Broker may provide investment advice and, to the extent that it does so, shall comply with applicable Laws and Regulations including, without limitation, any applicable suitability and “know your customer” requirements.

D.       Receipt, Segregation, Safeguarding and Delivery of Customer Funds and Extension of Credit:

1.         Interactive shall receive, segregate, safeguard and deliver Fully Disclosed Customer funds, securities, and other property in accordance with Laws and Regulations, including but not limited to Securities Exchange Act Rule 15c3-3.

2.         Interactive shall be responsible for extending credit to the Fully Disclosed Accounts, collecting margin from the Accounts, and determining and enforcing credit or margin limits applicable to the Accounts in accordance with Federal Reserve Regulation T, FINRA Rule 4210, and other applicable Laws and Regulations.

3.         Interactive shall credit each Account with the credit interest owed in accordance with the credit interest terms and rates then set forth on the Interactive website. Interactive shall deduct the debit interest owed in each Account in accordance with the debit interest terms and rates then set forth on the Interactive website.

4.         To the extent allowed by the Laws and Regulations, Interactive and its affiliated companies (“Affiliates”) may engage in stock lending activity and the lending of Customer collateral, securities or other property including, but not limited to, using Customer collateral, securities or other property for their own accounts or for the accounts of other Customers, and tending, either to themselves, to their Affiliates, or to others, any Customer collateral, securities and other property held by Interactive in Customers’ Fully-Disclosed Accounts. Pursuant to applicable Laws and Regulations, Interactive or its Affiliates may deposit collateral, securities and/or other Customer property with third parties and may pledge, re-pledge, hypothecate or re-hypothecate Customer collateral, securities and/or other Customer property, either separately or together with other securities and/or other property of other Customers of Interactive for any amount due to Interactive in any Interactive Fully-Disclosed Account in which Customer has an interest. Interactive or its Affiliates, may so pledge, re-pledge, hypothecate or re-hypothecate Customer collateral, securities and/or other property without retaining in Interactive’s or its Affiliate’s possession or under its control for delivery a like amount of similar collateral, securities and/or other property and Interactive or its Affiliates may return to Customer collateral, securities and/or other property other than the original, or original type of, collateral, securities and/or property that Customer deposited with Interactive. Collateral that is registered with a third party may not be in Customer’s name.

5.         Interactive may hold securities in the Customer’s name (“Customer Name Securities”), or may cause such securities to be registered in the name of Interactive or its nominee or in the names or nominees of any depository used by Interactive. In connection with Customer Name Securities, Introducing Broker shall be responsible for, among other things, collecting and paying of dividends, transmitting and handling tenders or exchanges pursuant to tender offers and exchange offers, transmitting proxy materials and other shareholder communications, and handling exercises or expirations of rights and warrants or redemptions.

6.         Interactive shall be responsible for determining whether any securities in the Fully-Disclosed Accounts are restricted or control securities within the meaning of Rule 144 under the Securities Act of 1933 and for ensuring that transactions in such securities are in compliance with applicable Laws and Regulations.

E.        Acceptance and Submission of Orders and Instructions:

1.         Interactive is authorized to accept orders directly from a Customer for its Fully Disclosed Account or from the Introducing Broker for a Customer’s Fully Disclosed Account. For orders transmitted to Interactive by the Introducing Broker. Introducing Broker is solely responsible for determining whether such orders are properly authorized by the Customer and Interactive will not contact the Customer to verify or confirm, prior to execution, orders sent to Interactive by the Introducing Broker. For orders transmitted to Interactive by the Introducing Broker, Introducing Broker shall be solely responsible for any errors in the transmission of such orders.

2.         Interactive shall be responsible for screening orders to make sure that such orders are within the risk management limits for the Fully Disclosed Accounts.

3.         Interactive shall process instructions received from Customers (or from Introducing Broker on behalf of Customers) with respect to voluntary corporate actions (e.g., exchange offers, rights offerings, warrants, tender offers) involving the Fully Disclosed Accounts.

F.         Customer Support: Introducing Broker shall be responsible for providing all customer service and technical support to Customers. Interactive will provide necessary information and assistance to Introducing Broker to assist Introducing Broker in fulfilling this obligation. Disputes and issues concerning Interactive’s performance of its responsibilities for Customer Accounts (e.g., questions relating to execution, margin and credit issues, etc.) will be forwarded to Interactive by the Introducing Broker and will be addressed by Interactive and the resolution communicated to Introducing Broker. Introducing Broker shall have no authority to bind Interactive or to enter into any agreement, understanding or commitment giving rise to any liability or obligation of Interactive.

G.       Transmission and Execution of Orders, Clearing and Settlement: Interactive shall receive and execute orders (directly or by transmitting them to a market center for execution) and shall clear and settle transactions executed by Interactive for the Fully Disclosed Accounts, pursuant to the terms and conditions of this Agreement.

H.      Commissions and Fees:

1.         In order to apply to become an Introducing Broker, Interactive requires the Introducing Broker to provide a $10,000 (US) application deposit. This $10,000 deposit shall be placed in the Introducing Broker’s Interactive account. Upon approval of the Introducing Broker’s application, it is expected that this deposit will be applied against the first $10,000 in commissions/clearing fees incurred. If the Introducing Broker does not complete its application, the deposit will not be refunded. If Interactive rejects the Introducing Broker’s completed application, or if Interactive’s regulators do not approve the Introducing Broker’s participation as an introducing broker, the deposit will be refunded. Once the Introducing Broker’s account is established and the Introducing Broker or its Customers begin trading, Interactive does not claim any right or title to the deposit and it can be withdrawn by the Introducing Broker.

2.         Commissions and fees to be paid by the Introducing Broker itself (including but not limited to any required monthly minimum aggregate commission owed by Introducing Broker regardless of activity) shall be as described on Interactive’s website, unless separately agreed in writing by an authorized officer of Interactive.

3.         Introducing Broker shall notify Interactive of the commission rates applicable to transactions for the Fully Disclosed Accounts. Commission rates for Fully Disclosed Accounts shall be no lower than the standard commission rates published on the Interactive website. Introducing Broker is responsible for notifying Customer of the commission rates for Fully Disclosed Accounts and any fees applicable to the Fully Disclosed Accounts. Introducing Broker represents and warrants that the commission rates for Fully Disclosed Accounts shall be commercially reasonable and shall comply with all applicable Laws and Regulations.

4.         Interactive shall deduct applicable commissions and fees from the Fully Disclosed Accounts.

5.         Interactive’s share of the commissions and fees collected for transactions in the Fully Disclosed Accounts shall be equal to its standard commissions and fees published on the Interactive website (although an aggregate minimum commission for all of Introducing Broker’s accounts generally shall apply as described on the Interactive website). The remainder of the commissions and fees collected for the Fully Disclosed Accounts shall be remitted periodically to the Introducing Broker. Introducing Broker agrees to return to Interactive immediately any funds of any kind erroneously or improperly remitted to Introducing Broker by Interactive. In the event that funds in a Fully Disclosed Account are insufficient to pay Interactive’s portion of commissions and fees and Introducing Broker’s portion, Interactive’s portion shall be paid first.

I.           Confirmations and Statements: Interactive generally shall be responsible for providing confirmations and account statements to Customers, however Interactive Brokers may instead provide confirmations and account statements to Introducing Broker for Introducing Broker to provide to Customers.

J.           Books and Records:

1.         Interactive shall be responsible for maintaining required books and records including, without limitation, account documentation required for a brokerage account and for trading the products requested by Customer, in connection with the Fully Disclosed Accounts. If Introducing Broker is required under its home country Laws and Regulations or the home country Laws and Regulations of the Customer to maintain additional books and records, Introducing Broker shall do so.

2.         Introducing Broker shall have access to account information regarding the Fully Disclosed Accounts Introduced by Introducing Broker.

K.       Complaints:

1.         With respect to securities or equity options transactions only, in the event that Interactive receives any complaint regarding the Introducing Broker or its associated persons relating to functions and responsibilities allocated to the Introducing Broker pursuant to this Agreement, Interactive is authorized and directed to provide such complaint to Introducing Broker and to Introducing Broker’s Designated Examining Authority (or, if none, to Introducing Broker’s appropriate regulatory agency or authority). Interactive also shall notify the Customer, in writing, that it has received the complaint and the complaint has been furnished to the Introducing Broker and to Introducing Broker’s Designated Examining Authority (or, if none, to Introducing Broker’s appropriate regulatory agency or authority). Introducing Broker agrees that Interactive may, in addition, furnish other complaints regarding Introducing Broker to Introducing Broker’s regulators, if Interactive, in its sole discretion, determines that such action is appropriate.

L.        Lost and Stolen Securities Program: Timber Hill LLC (“TH LLC”), an Affiliate of Interactive, shall serve as the Direct Inquirer and Interactive shall serve as Indirect Inquirer for purposes of participation in the Lost and Stolen Securities Program with respect to the transactions effectuated pursuant to this Agreement. Interactive shall retain ultimate responsibility for full compliance with the Lost and Stolen Securities Program and shall provide all information and documentation necessary or requested by TH LLC in connection with its performance as a Direct Inquirer and shall pay to Interactive any fees, costs, or expenses that it may charge Introducing Broker on behalf of TH LLC in connection with that performance.

M.    SIPC: It is hereby agreed between Introducing Broker and Interactive that, for purposes of the “financial responsibility rules” of the Securities and Exchange Commission (“SEC”) and Securities Investor Protection Act, the participants in the Fully Disclosed Accounts shall be deemed “customers” of Interactive and not the Introducing Broker.

N.       Customer Agreements: Nothing in this Agreement shall be deemed to alter or supercede the rights of Interactive pursuant to the agreements Interactive shall enter with Fully Disclosed Customers (“Customer Agreements”). Interactive retains complete discretion in determining whether to approve account applications from prospective Customers, to suspend or terminate Customer Accounts, to handle and resolve disputes with Customers, and to take any other action with respect to Customers or Customers’ Fully Disclosed Accounts under the relevant Customer Agreements.

O.       Introducing Broker’s Proprietary Accounts:

1.         Introducing Broker acknowledges that a separate account that may be used to hold any proprietary funds and positions of the Introducing Broker shall not be treated as a customer account for purposes of the “financial responsibility rules” of the SEC and for purposes of Interactive’s Reserve Formula calculation. If Introducing Broker maintains a proprietary account with Interactive, such account shall be subject to the terms and conditions of the Interactive Brokers Customer Agreement, which is incorporated herein by reference.

2.         Introducing Broker agrees to maintain its proprietary and customer accounts (and the proprietary and customer accounts of any introducing firm for which Introducing Broker is acting as intermediary in obtaining clearing services from Interactive), in such a manner as to enable Interactive and FINRA to specifically identify the proprietary and customer accounts belonging to each introducing firm.

P.         Exception Reports: If securities or equity options will be traded in the Accounts:

1.         At the time of the execution of this Agreement, and annually thereafter, Interactive shall provide to Introducing Broker a list of exception and other reports that Interactive can make available to Introducing Broker. At each such time, Introducing Broker shall promptly designate in writing to Interactive which, if any, of such reports Introducing Broker requires during the succeeding twelve (12) months. Introducing Broker specifically acknowledges that such reports may not be inclusive of all of the exception and other reports necessary for Introducing Broker to comply with its regulatory obligations. It shall be the sole and exclusive responsibility of Introducing Broker to determine whether additional reports are necessary for Introducing Broker to meet its regulatory obligations, and to obtain and use such reports.

2.         Interactive shall retain and preserve copies of the specific reports requested by and/or supplied to Introducing Broker as part of its books and records.

3.         Annually, within thirty (30) days of July 1 of each year, Interactive shall give written notice to Introducing Broker’s Chief Executive and Compliance Officers indicating, as of the date of such notice, the list of reports offered to the Introducing Broker and specify those reports that were actually requested by and/or supplied to Introducing Broker as of such date. At the same time, Interactive shall provide a copy of this written notice to the Introducing Broker’s Designated Examining Authority (or, if none, to its appropriate regulatory agency or authority).

4.         Representations and Warranties

A.       Introducing Broker represents that Introducing Broker is authorized pursuant to its articles of incorporation, charter, by-laws, operating agreement or other governing document(s) and the Laws and Regulations to: (1) retain the services of Interactive; (2) enter into this Agreement; (3) engage in the securities, options, futures, and other investment transactions to be effected through the Fully Disclosed Account; (4) effect such transactions on behalf of Introducing Broker’s Customers; and (5) engage in all other transactions and activities contemplated by this Agreement.

B.       Introducing Broker represents that Introducing Broker and its officers, directors and employees are and shall remain for the duration of this Agreement properly registered, licensed, or authorized (unless such persons are not required to be so registered, licensed, or authorized), under the Laws and Regulations. Introducing Broker shall promptly notify Interactive of any material changes in any of its regulatory or self-regulatory organization registrations, licensures, authorizations, or memberships.

C.       Introducing Broker represents that Introducing Broker and its officers, directors and employees are now, and shall remain, in compliance with the Laws and Regulations. Introducing Broker shall comply with whatever non-member access rules have been promulgated by any exchange for which Introducing Broker transmits orders to interactive.

D.       Introducing Broker represents that there are no civil or criminal complaints, investigations, proceedings, actions or suits pending against or involving Introducing Broker or any of Introducing Broker’s officers, directors, or employees: (1) which allege any violation by Introducing Broker of any of the criminal, securities, or commodities laws or regulations of any jurisdiction, regulatory or self- regulatory organization, or exchange or (2) which, if decided, would have a material, adverse effect on the ability of introducing Broker to fulfill its obligations under this Agreement.

E.        Interactive represents that Interactive is a limited liability company that is duly organized and validly existing in good standing under the laws of the State of Connecticut. Interactive is authorized pursuant to its governing documents and the Laws and Regulations to enter into this Agreement.

5.         Reporting by Introducing Broker:

A.       Disciplinary Action, Suspension, or Restriction: Introducing Broker shall immediately notify Interactive if Introducing Broker becomes subject to any disciplinary action, suspension or restriction imposed by any agency, regulatory or self-regulatory organization, or exchange that would materially and adversely affect Introducing Broker’s ability to fulfill its obligations hereunder, and shall promptly provide to Interactive a copy of any decision relating to such disciplinary action, suspension, or restriction. Introducing Broker also shall immediately notify Interactive of any other restriction on its activities with respect to the Fully Disclosed Accounts or Customers. In either of these events, Interactive may take any action it deems to be necessary: (1) to assure itself that Introducing Broker will continue to comply with the Laws and Regulations notwithstanding such action, suspension or restriction, and (2) to comply with any requests, directives, or demands made upon Interactive by any agency, regulatory or self-regulatory organization, or exchange.

B.       Regulatory Requests For Information: Introducing Broker shall comply with all appropriate requests for information from any agency, regulatory or self-regulatory organization, or exchange regarding any activities of Introducing Broker that involve the Fully Disclosed Accounts or Customers.

6.         Reporting by Interactive: Interactive shall be responsible for preparing and filing reports with the SEC, any securities exchange registered under the Securities and Exchange Act of 1934 and any other securities exchange, association or regulatory or self-regulatory organization by which Interactive is regulated, as required by applicable Laws and Regulations. At the request of Interactive, Introducing Broker shall furnish Interactive with any necessary information and data contained in books and records kept by Introducing Broker.

7.         Event of Default:

A.       An “Event of Default” hereunder shall occur automatically, without notice from Interactive if: (1) Introducing Broker breaches, repudiates, or defaults in any way on any agreement with Interactive; (2) Interactive, in its sole discretion, determines that it has sufficient grounds for insecurity with respect to Introducing Broker’s performance of any obligation to any person and, immediately after demand, Introducing Broker fails to provide assurance of performance of the obligation satisfactory to Interactive; (3) any proceedings are commenced by or against Introducing Broker under any bankruptcy, insolvency, relief of debtors, or similar law; (4) Introducing Broker makes an assignment for the benefit of creditors; (5) a receiver, trustee, conservator, liquidator, or similar officer is appointed for Introducing Broker or any of Introducing Broker’s property; (6) any of Introducing Broker’s representations to Interactive, whenever or wherever made, were misleading when made or later become untrue; (7) Introducing Broker or any organization of which Introducing Broker is a member suspends or threatens to suspend the transaction of its usual business; (8) any proceeding is commenced with respect to any of Introducing Broker’s property or any such organization; or (9) Interactive has reason to believe that any of the foregoing is likely to occur imminently.

B.       Introducing Broker absolutely and unconditionally agrees that, after the occurrence of an Event of Default, Interactive is authorized to terminate any or all of Interactive’s obligations to Introducing Broker for future performance.

C.       Introducing Broker shall indemnify Interactive and hold Interactive harmless for all actions, omissions, costs, expenses (including attorneys’ fees), losses, penalties, claims or liabilities, which Interactive incurs in connection with: (1) the exercise of any remedy, (2) the care of collateral and defending or asserting the rights and claims of Interactive in respect thereof, and (3) meeting any obligation of Interactive which it fails to perform by reason of an Event of Default.

8.         License to Use Interactive Software and Related Restrictions: Interactive grants to Introducing Broker and Introducing Broker accepts a non-exclusive and non-transferable license to use Interactive’s proprietary software to communicate with the Interactive System (“Interactive Software”), solely as provided herein. Title to the Interactive Software shall remain the sole property of Interactive, including without limitation, all applicable rights to patents, copyrights and trademarks. Introducing Broker shall secure and protect the Interactive Software in a manner consistent with the maintenance of Interactive’s ownership and rights therein and shall not sell, exchange, or otherwise transfer the Interactive Software to others. Interactive shall be entitled to obtain immediate injunctive relief against threatened breaches of the foregoing undertakings. Introducing Broker shall not copy, modify, translate, decompile, reverse engineer, disassemble or otherwise reduce to a human readable form, or adapt, the Interactive Software or use it to create a derivative work, unless authorized in writing to do so by an officer of Interactive and confirmed by Interactive’s Secretary. Any updates, replacements, revisions, enhancements, additions or conversions to the Interactive Software supplied to Introducing Broker by Interactive shall become subject to this Agreement.

9.         Liability and Indemnity:

A.       UNDER NO CIRCUMSTANCES SHALL INTERACTIVE BE LIABLE FOR ANY PUNITIVE, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL LOSS OR DAMAGES, INCLUDING LOSS OF BUSINESS, PROFITS OR GOODWILL UNLESS ARISING DIRECTLY FROM ITS FRAUD OR CAUSING PERSONAL BODILY INJURY OR DEATH. IN NO EVENT SHALL INTERACTIVE’S LIABILITY, REGARDLESS OF THE FORM OF ACTION AND DAMAGES SUFFERED BY INTRODUCING BROKER, EXCEED THE HIGHEST AGGREGATE MONTHLY COMMISSIONS AND FEES PAID BY INTRODUCED CUSTOMERS TO INTERACTIVE.

B.       INTRODUCING BROKER ACCEPTS THE INTERACTIVE SYSTEM “AS IS”, AND WITHOUT WARRANTIES, EXPRESS OR IMPLIED, INCLUDINC, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE, PURPOSE OR APPLICATION; TIMELINESS; FREEDOM FROM INTERRUPTION; OR ANY IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING OR COURSE OF PERFORMANCE. INTERACTIVE SHALL NOT BE LIABLE TO INTRODUCING BROKER BY REASON OF DELAYS OR INTERRUPTIONS OF SERVICE OR TRANSMISSIONS, OR FAILURES OF PERFORMANCE OF THE INTERACTIVE SYSTEM, REGARDLESS OF CAUSE, INCLUDING, BUT NOT LIMITED TO, THOSE CAUSED BY HARDWARE OR SOFTWARE MALFUNCTION; GOVERNMENTAL, EXCHANGE OR OTHER REGULATORY ACTION; ACTS OF GOD; WAR; TERRORISM; OR INTERACTIVE’S INTENTIONAL ACTS. INTRODUCING BROKER RECOGNIZES THAT THERE MAY BE DELAYS OR INTERRUPTIONS IN THE USE OF THE INTERACTIVE SYSTEM, INCLUDING, FOR EXAMPLE, THOSE CAUSED INTENTIONALLY BY INTERACTIVE FOR PURPOSES OF SERVICING THE INTERACTIVE SYSTEM. INTRODUCING BROKER ACKNOWLEDGES THAT CUSTOMERS ARE RESPONSIBLE FOR MAINTAINING ALTERNATIVE TRADING ARRANGEMENTS IN ADDITION TO THEIR FULLY DISCLOSED ACCOUNT.

10.  Indemnification of Interactive by Introducing Broker: Introducing Broker shall indemnify, defend and agree to hold Interactive, Interactive’s Affiliates, their respective successors and assigns, and their respective directors, officers, employees and agents (“Interactive Indemnitees”) harmless from and against any and all claims, demands, proceedings, suits and actions, of any kind, made at any time, by any person or entity (including, but not limited to, Introducing Broker’s Customers or regulatory or self-regulatory authorities) for any penalties, damages, costs, judgments, attorneys’ fees or any other expenses incurred in connection with Introducing Broker’s actions or inactions involving the Fully Disclosed Accounts or any of Introducing Broker’s Customers or any other transaction or activity contemplated by this Agreement. Errors, misunderstandings, controversies or disputes involving former, current, or potential Customers of Introducing Broker shall be Introducing Broker’s sole responsibility and liability. Notwithstanding the foregoing, Introducing Broker shall not be obligated to indemnify Interactive for any penalties, damages, costs, judgments, attorneys’ fees or other expenses that are incurred solely as a result of, solely arise out of, or are imposed solely due to Interactive’s fraud or willful misconduct. These indemnification provisions shall remain operative and in full force after termination of this Agreement.

11.  Defense of Third Party Claims: If within ten (10) business days after receiving written notice of any claim, demand, proceeding, suit or action with respect to which an Interactive Indemnitee may have any claim to indemnification under this Agreement, Introducing Broker shall fail to institute the defense of the Interactive Indemnitee in connection with such claim, demand, proceeding, suit or action, or if thereafter Introducing Broker shall fail diligently to prosecute such defense, the Interactive Indemnitee shall have the right, but not the obligation, to defend such action. The costs and expenses, including reasonable attorneys’ fees, associated with such a defense shall be borne by Introducing Broker. Neither the exercise of the right to participate in or assume the responsibility for any such defense nor the failure to exercise such rights shall limit, in any way, the Interactive Indemnitee’s rights to indemnification under this Agreement. The Interactive Indemnitee shall have the right to select its counsel in connection with any claim or proceeding for which indemnification is provided. Introducing Broker shall not settle any claim, demand, proceeding, suit or action against interactive without the prior written consent of the Interactive Indemnitee.

12.  Relationship between the Parties:

A.       This Agreement does not and shall not be deemed to constitute a partnership or joint venture between the Parties. Neither Introducing Broker nor any of its officers, directors, employees or representatives are employees or agents of Interactive, nor shall they hold themselves out as such. Introducing Broker has no authority to make any representations or give any warranties on Interactive’s behalf and shall not make any such representations or give any such warranties. Introducing Broker shall have no authority to bind Interactive or to enter into any agreement, understanding or commitment giving rise to any liability or obligation of Interactive.

B.       Nothing in this Agreement shall be construed to prevent Introducing Broker from competing with Interactive or to prevent Introducing Broker from doing business with Customers exclusive of Interactive and outside the terms of this Agreement. Nothing in this Agreement shall be construed to prevent Interactive from competing with Introducing Broker or to prevent Interactive from doing business with Customers exclusive of Introducing Broker and outside the terms of this Agreement.

13.  Transfer of Accounts: In the event of a potential transfer by Interactive of any positions in any Fully Disclosed Account pursuant to this Agreement. Introducing Broker shall promptly provide Interactive with written notice of the name of the broker-dealer to whom such positions are to be transferred, the anticipated date on which it shall commence acting as executing and/or clearing broker with respect to the Fully Disclosed Account and the name of the individual within that organization that Interactive can contact to coordinate the transfer.

14.  Termination of the Agreement:

A.       Either party may terminate this Agreement and/or Introducing Broker’s use of the Interactive System at any time, in its sole discretion. Termination of this Agreement shall not be deemed to terminate the agreements in effect between Interactive and the Fully Disclosed Customers, or the Accounts of the Customers.

B.       Termination of this Agreement shall not release the Parties from any liability or responsibility with respect to transactions occurring prior to the effective date of such termination, whether or not claims relating to such transaction shall have been made before or after such termination.

15.  CFTC Regulation 15.05 - Designation of Interactive Brokers LLC as Agent of Foreign Brokers and Foreign Traders; CFTC Regulation 21.03 - Selected Special Calls for Information:

A.       Introducing Broker acknowledges that if Introducing Broker is a foreign (non-U.S.) broker, then pursuant to CFTC Regulation 15.05, Interactive is Introducing Broker’s agent (and the agent of Introducing Broker’s Customers, and in the case of customers that are themselves foreign brokers, those brokers and their customers) for purposes of accepting delivery and service of any communication issued by or on behalf of the CFTC to Introducing Broker or Introducing Broker’s Customers. Service or delivery of any communication issued by or on behalf of the CFTC to Interactive pursuant to such agency shall constitute valid and effective service or delivery upon Introducing Broker or Introducing Broker’s Customers. Upon receipt by Interactive of a communication by or on behalf of the CFTC, Interactive shall transmit the communication to Introducing Broker or Introducing Broker’s Customers promptly and in a manner, which is reasonable under the circumstances, or in a manner specified by the CFTC.

B.       Introducing Broker acknowledges that under CFTC Regulation 21.03, upon a determination by the CFTC that information concerning accounts may be relevant in determining whether the threat of a market manipulation, corner, squeeze, or other market disorder exists on any reporting market, the CFTC may issue a call for information from Introducing Broker or introducing Broker’s Customers requiring that them to provide to the CFTC information concerning the options or futures trading at issue, including but not limited to the identity of the trader, the underlying beneficial ownership of the account, the size of the positions, and other information. If Introducing Broker or Introducing Broker’s Customers fail to respond to the special call, the CFTC may direct the appropriate contract market and all brokers to prohibit further trades for or on their behalf in the contract specified in the call unless such trades offset existing open contracts. Under Regulation 21.03(g) if a party believes it was aggrieved by the action taken by the CFTC that party shall have the opportunity for a prompt hearing after the Commission acts. Introducing Broker acknowledges that copies of CFTC Regulation 15.05 and 21.03 are available from interactive.

16.  Miscellaneous:

A.       Language: Introducing Broker agrees to the provision of this Agreement in English and represents that Introducing Broker understands all of the terms and conditions contained herein.

B.       Applicable Law; Jurisdiction; Service of Process: This Agreement and the rights and liabilities of the Parties shall, in all respects, be construed and governed in accordance with the laws of New York, without regard to conflicts of law principles. The courts of New York have exclusive jurisdiction over all disputes relating to or arising from the execution or performance of this Agreement, except when arbitration is provided. Introducing Broker hereby irrevocably and unconditionally submits itself to the personal jurisdiction of the United States federal courts and State courts located in New York. Introducing Broker waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of or in connection with this Agreement brought in the United States federal courts or state courts located in New York. Introducing Broker further hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. In all judicial actions, arbitrations, or dispute resolution methods, the Parties waive any right to punitive damages. Introducing Broker irrevocably and unconditionally agrees to accept service of process regarding any action, suit or proceeding brought in any court identified above by first class mail or courier service delivered to Introducing Broker’s address. If Introducing Broker changes its address it shall notify Interactive immediately and Introducing Broker shall thereafter accept service of process as specified herein at its new address.

C.       Entire Agreement: The Parties acknowledge that they have not made any oral or written representations or warranties other than the Customer Agreement, AML Agreement between them and as expressly provided herein. This Agreement, the Customer Agreement and the AML Agreement supersede any other Agreement executed by Introducing Broker.

D.       Amendments: No provision of this Agreement can be waived, altered, modified or amended, on an individual basis, unless such waiver, alteration, modification or amendment is committed to in writing and signed by a duly authorized officer of Interactive and confirmed, in writing, by Interactive’s secretary.

E.        Captions: Captions are provided herein for convenience only and are not of substantive effect.

F.         Counterparts: This Agreement may be executed in counterparts, and all counterparts so executed shall constitute one agreement, binding on the Parties hereto, notwithstanding that the Parties are not signatory to the same counterpart.

G.       No Waiver: The failure of either party to enforce, at any time, or for any period, any one or more of the terms or conditions of this Agreement or to exercise any right, remedy or privilege shall not be a waiver of such terms, conditions, rights, remedies or privileges or of the right, at any time subsequently, to enforce all terms and conditions of this Agreement or to exercise such rights, remedies or privileges. The enumeration in this Agreement of specific remedies available to Interactive shall not be exclusive of any other remedies.

H.      Severability: If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be ineffective only to the extent of such unenforceability, and the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby.

I.           Successors and Assigns: This Agreement and all of rights and liabilities hereunder shall be binding upon the Parties’ respective successors and permitted assigns. All or part of the rights and obligations of Interactive under this Agreement may be assigned by Interactive to any affiliate of Interactive or of the Interactive Introducing Brokers Group or to another duly registered broker-dealer or futures commission merchant upon notice to Introducing Broker. No assignment may be made by Introducing Broker without the prior, written consent of Interactive. All of Interactive’s rights and remedies and any limitations on liability hereunder shall inure to the benefit of Interactive’s Affiliates. Interactive’s Affiliates are not liable for Interactive’s acts and omissions.

J.           Lien: Introducing Broker grants Interactive a lien on all properly held at any time by Interactive to secure any Introducing Broker indebtedness or obligation to Interactive and Interactive, without notice to Introducing Broker, may use, transfer or sell any or all of such property to enforce its lien.

K.       Consent to Accept Electronic Communications: By entering into this Agreement, Introducing Broker consents to the receipt of electronic records and communications regarding all Introducing Broker transactions and dealings with Interactive, including confirmations, account statements, messages, and notices of any kind. Electronic records and communications may be sent to Introducing Broker’s Trader Workstation, through a Computer-to-Computer Interface or to Introducing Broker’s e-mail address. Introducing Broker may withdraw such consent at any time by hard copy letter delivered via Federal Express or other overnight courier to Interactive Introducing Brokers, Director of Compliance, One Pickwick Plaza, Greenwich, CT 06830.

L.        Telephone Conversations: Introducing Broker agrees that Interactive may record telephone conversations.

17.  Arbitration:

A.       Securities Accounts:

1.         THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE. BY SIGNING AN ARBITRATION AGREEMENT THE PARTIES AGREE AS FOLLOWS:

•             ALL PARTIES TO THIS AGREEMENT ARE GIVING UP THE RIGHT TO SUE EACH OTHER IN COURT, INCLUDING THE RIGHT TO A TRIAL BY JURY, EXCEPT AS PROVIDED BY THE RULES OF THE ARBITRATION FORUM IN WHICH A CLAIM IS FILED.

•            ARBITRATION AWARDS ARE GENERALLY FINAL AND BINDING; A PARTY’S ABILITY TO HAVE A COURT REVERSE OR MODIFY AN ARBITRATION AWARD IS VERY LIMITED.

•             THE ABILITY OF THE PARTIES TO OBTAIN DOCUMENTS, WITNESS STATEMENTS AND OTHER DISCOVERY IS GENERALLY MORE LIMITED IN ARBITRATION THAN IN COURT PROCEEDINGS.

•             THE ARBITRATORS DO NOT HAVE TO EXPLAIN THE REASON(S) FOR THEIR AWARD UNLESS, IN AN ELIGIBLE CASE, A JOINT REQUEST FOR AN EXPLAINED DECISION HAS BEEN SUBMITTED BY ALL PARTIES TO THE PANEL AT LEAST 20 DAYS PRIOR TO THE FIRST SCHEDULED HEARING DATE.

•          THE PANEL OF ARBITRATORS MAY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

•             THE RULES OF SOME ARBITRATION FORUMS MAY IMPOSE TIME LIMITS FOR BRINGING A CLAIM IN ARBITRATION. IN SOME CASES, A CLAIM THAT IS INELIGIBLE FOR ARBITRATION MAY BE BROUGHT IN COURT.

•             THE RULES OF THE ARBITRATION FORUM IN WHICH THE CLAIM IS FILED, AND ANY AMENDMENTS THERETO, SHALL BE INCORPORATED INTO THIS AGREEMENT.

2.         Introducing Broker agrees that any controversy, dispute, claim, or grievance between Interactive, any Interactive affiliate or any of their shareholders, officers, directors employees, associates, or agents, on the one hand, and Introducing Broker or, if applicable, Introducing Broker’s shareholders, officers, directors, employees, associates, agents or Customers on the other hand, arising out of, or relating to, this Agreement, or any account(s) established hereunder in which securities may be traded; any transactions therein; any transactions between Interactive and Introducing Broker; any provision of the Agreement or any other agreement between Interactive and Introducing Broker; or any breach of such transactions or agreements; shall be resolved by arbitration, in accordance with the rules then prevailing of any one of the following: (a) The Financial Industry Regulatory Authority; or (b) any other exchange or association of which Interactive is a member; as the claimant may elect (counterclaims shall be decided in the same forum in which the original claims are brought). The award of the arbitrators, or a majority of them, shall be final, and judgment upon the award rendered may be entered in any court, state or federal, having jurisdiction.

3.         No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action; or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until:

•          the class certification is denied; or

•          class is decertified; or

•          the Introducing Broker is excluded from the class by the court.

Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this agreement except to the extent stated herein.

4.         Interactive shall provide Introducing Broker with a copy of this pre-dispute arbitration clause or this Agreement or inform Introducing Broker that Interactive does not have a copy thereof, within ten (10) business days of receipt of Introducing Broker’s request.

5.         Upon request by Introducing Broker, Interactive shall provide Introducing Broker with the names of, and information on how to contact or obtain the rules of, all arbitration forums in which a claim may be filed under this Agreement.

B.       Futures Accounts

If Introducing Broker maintains an account with Interactive in which futures, options on futures and/or commodity options may be traded, Introducing Broker agrees to be subject to the terms and conditions of any separate futures account Arbitration Agreement between introducing Broker and Interactive.

THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE IN PARAGRAPH 17. BY SIGNING THIS AGREEMENT YOU ACKNOWLEDGE THAT THIS AGREEMENT CONTAINS PRE-DISPUTE ARBITRATION CLAUSE AND THAT YOU HAVE RECEIVED, READ AND UNDERSTOOD THE TERMS THEREOF.

EXECUTED AND AGREED:

INTERACTIVE BROKERS LLC		Top Capital Partners Limited

By:	Jeffrey Bauch	By:	/s/ Vincent Cheung

Signature:	/s/ Jeffrey Bauch	Name:	Vincent Cheung

Officer Name:	Jeffrey Bauch	Title:	Managing Principal

Officer Title:	Director, Compliance Chicago

Date:	29-Nov-2016	Date:	29-Nov-20l6

Revised November 6, 2013